EXHIBIT 4.1

SUBSCRIPTION AGREEMENT

United Health Products, Inc.

[●]

[●]

Ladies and Gentlemen:

United Health Products, Inc., a Nevada corporation (the “Company”) is pursuing an offering (the “Offering”) of Unsecured Convertible Notes bearing interest at the rate of ten percent (10%) per annum (the “Notes”) and offered at an original issue discount of seven percent (7%) (the ‘OID”). The undersigned (the “Subscriber”), desires to purchase the principal amount of Notes set forth on the signature page of this subscription agreement (the “Agreement”). Interest on the Notes together with principal shall be payable without prepayment penalty at any time on or before the Maturity Date of December 31, 2023. At the option of the Subscriber at any time before the Maturity Date, the Notes (principal and accrued interest thereon) may be converted into common stock of the Company (the “Common Stock”) at a conversion price of $0.35 per share (the “Conversion Price”) provided that in the event the Company issues any shares of Common Stock before the Maturity Date at a price that is lower than $0.35 per share, the Conversion Price shall be reduced to equal such lower issue price per share. The Company shall give the Subscriber 30 days written notice of its intention to prepay the Notes prior to the Maturity Date.

This Offering by the Officers and Directors of the Company without a Placement agent is solely to “Accredited Investors” as that term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended and summarized in Section 3.6 below.

The Notes having an aggregate principal amount of $1,500,000 (the “Maximum”) will be offered through September 30, 2022 commencing on July 1, 2022 (the “Initial Offering Period”), which period may be extended without further notice to prospective investors by the Company, in its sole discretion (herein referred to as the “Offering Period”). In the event that (i) subscriptions for the Offering are rejected in whole (at the sole discretion of the Company) or (ii) the Offering is otherwise terminated by the Company, then the Company will refund all subscription funds held to the persons who submitted such funds, without interest, penalty or deduction. If a subscription is rejected in part (at the sole discretion of the Company) and the Company accepts the portion not so rejected, the funds for the rejected portion of such subscription will be returned without interest, penalty, expense or deduction. All references to the term Securities shall refer to the Notes, and shares of Common Stock issuable upon conversion of the Notes, unless the context indicates otherwise.

1. Subscription. The Subscriber hereby subscribes for and agrees to purchase from the Company the principal amount of Notes set forth on the Signature Page, subject to acceptance by the Company, in whole or in part, in its absolute discretion.

2. Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for the Notes, it must, and does hereby, deliver to the Company to the attention of [●] at:

______________________________

______________________________

an executed counterpart of this Agreement and shall wire funds to the Company pursuant to the following wire instructions:

______________________________

______________________________

______________________________

Special Instructions: Please specify the Subscriber’s name.

3. Representations of Subscriber. By executing this Agreement, the Subscriber represents, warrants, acknowledges and agrees as follows:

3.1 Such Subscriber acknowledges that he has received, carefully read and understands in their entirety (i) this Agreement; (ii) the Company’s recent filings under the Securities Exchange Act of 1934 (the “Exchange Act”), including, without limitation, the Company’s Form 10-K for its fiscal year ended December 31, 2018 and any and all subsequently filed Exchange Act reports; (iii) all information necessary to verify the accuracy and completeness of the Company’s representations, warranties and covenants made herein, inclusive of the information filed under the Exchange Act; and (iv) written (or verbal) answers to all questions the Subscriber submitted to the Company regarding an investment in the Company; and the Subscriber has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus.

3.2 Such Subscriber understands that (i) the Securities being purchased hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Subscriber cannot sell the Securities unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Securities, stating that such Securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of the Securities; (iv) the Company will place stop transfer instructions against the Securities and the certificates for the Securities to restrict the transfer thereof; and (v) the Company has no obligation to register the Securities or assist the Subscriber in obtaining an exemption from the various registration requirements except as set forth herein. Subscriber agrees not to resell the Securities without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

3.3 Such Subscriber (i) is acquiring the Securities solely for the Subscriber’s own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person; and (iii) agrees not to sell or otherwise transfer the Subscriber’s Securities unless and until they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available.

3.4 Such Subscriber understands that an investment in the Securities involves substantial risks, and Subscriber recognizes and understands the risks relating to the purchase of the Securities, including the fact that the Subscriber could lose the entire amount of the Subscriber’s investment in the Securities.

3.5 Such Subscriber has substantial investment expertise in private placements, venture capital offerings and start-up businesses, is familiar with the Company’s business as outlined in its Form 10-K for its fiscal year ended December 31, 2018 and any and all subsequently filed Exchange Act reports and is knowledgeable about the risks associated with the business in which the Company is engaged and has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company.

3.6 Subscriber is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. If the Subscriber is a natural person, such Subscriber (i) is a citizen or resident of the country set forth as his permanent address below, (ii) is at least 21 years of age, (iii) has adequate means of providing for his current needs and personal contingencies, (iv) has no need for liquidity in his investment in the Notes, and (v) maintains his domicile (and is not a transient or temporary resident) at the address shown below. Subscriber represents and warrants to the Company that he it understands that an accredited investor meets one of the following criteria:

2

a. an individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000 (excluding the value of the Subscriber’s principal residence);

b. an individual who had an individual income in excess of $200,000 in 2020 and 2021 or who had joint income with that individual’s spouse in excess of $300,000 in each of those years and who reasonably expects to have that income level in 2022;

c. a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

d. a private business development company as defined in Section 202(a)(22) of the Investment

Advisers Act of 1940;

e. an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

f. a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule

506(b)(2)(ii) under the Securities Act;

g. an individual who is a director or executive officer of the Company; or h. an entity in which all of the equity owners are accredited investors.

3.7 Such Subscriber’s investment in the Company is reasonable in relation to his net worth and financial needs and he is able to bear the economic risk of losing his entire investment in the Securities without substantially affecting his present manner or mode of living.

3.8 Such Subscriber understands that (i) the Offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the Offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this Offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Securities for investment.

3.9 Such Subscriber is aware that the Securities have not been registered under the Securities Act and that except for a limited public market in the Company’s Common Shares, no established public market currently exists for the Company’s Securities and there can be no assurance that an established market will develop therefor. The Subscriber has adequate means of providing for the Subscriber's current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of his entire investment.

3

3.10 Such Subscriber shall not sell, assign, encumber or transfer all or any part of the Securities being acquired unless the Company has determined, upon the advice of counsel for the Company, that no applicable federal or state securities laws will be violated as a result of such transfer.

3.11 Such Subscriber represents that the Company has made available all information which Subscriber deemed material to making an informed investment decision in connection with his purchase of Securities of the Company; that the Subscriber is in a position regarding the Company, which, based upon employment, family or friendship relationship or economic bargaining power, enabled and enables Subscriber to obtain information from the Company in order to evaluate the merits and risks of this investment; and that Subscriber has been advised concerning the risks and merits of this investment. Further, Subscriber acknowledges that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from the Company, its officers and other persons acting on its behalf concerning the terms and conditions of his purchase and to obtain any additional information Subscriber, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, deems necessary to verify the accuracy of the information disclosed to Subscriber. Further, Subscriber represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the information disclosed to Subscriber. Such Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company is engaged.

3.12 The certificates evidencing the Common Shares issuable upon conversion of the Notes will contain a legend substantially as follows:

THE SHARES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED AND REMAINS EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

3.13 The Company has not paid any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

3.14 The Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the Securities described herein to the Subscriber, the Company is relying upon the Subscriber's representations and warranties as contained in this Agreement.

4. Representations of Company. Upon the Company’s receipt and acceptance of payment by the Subscriber hereunder and issuance of the Common Shares issued upon conversion of the Notes, such shares will be duly authorized, validly issued, fully paid and nonassessable.

5. Indemnification. Subscriber hereby agrees to indemnify and hold harmless the Company and the Company's officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys' fees) which they, or any of them, may incur by reason of the Subscriber's failure to fulfill any of the terms and conditions of this Agreement or by reason of the Subscriber's breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Subscriber's heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, COUNSEL AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME STATES.

4

6. Arbitration Agreement.

6.1 Subscriber represents, warrants and covenants that any controversy or claim brought directly, derivatively or in a representative capacity by him in his capacity as a present or former security holder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any security holder or any of their officers, directors, agents, affiliates, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Securities) shall be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Company against the Subscriber, whether in his capacity as present or former security holder of the Company in or against any of the Subscriber's officers, directors, agents, affiliates, associates, employees or controlling persons shall also be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Section 6, the parties shall be entitled to any and all remedies that would be available in the absence of this Section 6 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Section 6 shall apply, without limitation, to actions arising in connection with the offer and sale of the Securities contemplated by this Agreement under any Federal or state securities laws.

6.2 The arbitration of any dispute pursuant to this Section 6 shall be held in Henderson, Nevada.

6.3 Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Section 6, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

6.4 This Section 6 is intended to benefit the security holders, agents, affiliates, associates, employees and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Paragraph 6, and each of whom may enforce this Section 6 to the full extent that the Company could do so if a controversy or claim were brought against it.

7. Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Nevada.

8. Execution in Counterparts. This Agreement may be executed in one or more counterparts.

9. Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

10. Entire Agreement. This Agreement, when accepted by the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

5

11. Assignability. The Subscriber acknowledges that he may not assign any of his rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without force or effect.

12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

13. Interpretation.

13.1 When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

13.2 Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

14. Notwithstanding anything herein to the contrary, any party to the Offering (and each affiliate and person acting on behalf of any such party) agree that each party (and each employee, representative, and other agent of such party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party or such person relating to such tax treatment and tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the tax treatment or tax structure of the Offering, (ii) the identities of participants or potential participants in the Offering, (iii) the existence or status of any negotiations, (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the tax treatment or tax structure of the Offering), or (v) any other term or detail not relevant to the tax treatment or the tax structure of the Offering.

15. CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

6

SIGNATURE PAGE

The undersigned, desiring to subscribe for Notes of United Health Products, Inc., as set forth below, acknowledges that he has received and understands the terms and conditions of this Agreement and does hereby agree to all the terms and conditions contained therein.

IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date written below.

Principal Amount of Notes:

Less: OID @ 7%

Total Amount of Investment:

Date of Investment:

Exact name(s) of Subscriber(s):

PLEASE SIGN:

Residence or Mailing Address:

Telephone Number:

Social Security or Taxpayer

Identification Number(s):

Mailing Address for Correspondence
from the Company (if different from above):

The subscription set forth herein is accepted by United Health Products, Inc. for the specified principal amount of Notes, as of this __day of _____, 2022.

United Health Products, Inc.

By:
Kris Heaton, Principal Financial Officer

7